UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                   FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                  THE SECURITIES AND EXCHANGE ACT OF 1934

       Date of report (Date of Earliest Event Reported)  (11-18-97)

                    GENERAL MOTORS ACCEPTANCE CORPORATION
                    -------------------------------------
              (Exact name of registrant specified in its charter)

                                    Delaware
       ------------------------------------------------------------
      (State or other jurisdiction of incorporation or organization)

          1-3754                                 38-0572512
   --------------------               ----------------------------------
  (Commission File No.)              (I.R.S. Employer Identification No.)

            767 Fifth Avenue, New York, New York            10153
        3044 West Grand Boulevard, Detroit, Michigan        48202
        --------------------------------------------        -----

                                 313-556-1508
           --------------------------------------------------
          (Registrant's telephone number, including area code)

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ITEM 5. OTHER EVENTS.


On November 18, 1997, John Rines resigned as president and director of General Motors Acceptance Corporation.

Succeeding Mr. Rines is John Finnegan former treasurer of General Motors Corporation. Eric Feldstein resigned as executive vice president and chief financial officer of General Motors Acceptance Corporation. Mr. Feldstein succeeded Mr. Finnegan as treasurer of General Motors Corporation and remains a director of General Motors Acceptance Corporation. All changes were effective November 18, 1997.